EXHIBIT 3.13
                                 State of Delaware

                         Office of the Secretary of State



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "BURLINGTON RESINS, INC.", FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF SEPTEMBER, A.D. 1994, AT 9 O'CLOCK A.M.




                                     /s/Edward J. Freel
                                   ---------------------------------------
                                   Edward J. Freel, Secretary of State

     2438167   8100                AUTHENTICATION:  8933001

     981067448                               DATE:  02-21-98


                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 09/26/1994
                                                          944181249 - 2438167


                          CERTIFICATE OF INCORPORATION

                                       OF

                             BURLINGTON RESINS, INC.

     FIRST. The name of this corporation shall be:

                             BURLINGTON RESINS, INC.

     SECOND. Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle and its registered agent at such address is CORPORATION SERVICE COMPANY.

     THIRD. The purpose or purposes of the corporation shall be:

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

  Six Thousand Five Hundred (6,500) shares of which Five Thousand (5,000) shares with no par value are Common Stock and One Thousand Five Hundred (1,500) shares with no par value are Preferred Stock.

     FIFTH. The name and address of the incorporator is as follows:

                          Lisa G. Mulligan
                          Corporation Service Company
                          1013 Centre Road
                          Wilmington, DE 19805

     SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

     SEVENTH. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

     IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this twenty-sixth day of September, A.D., 1994.



                                                /s/ Lisa G. Mulligan
                                                --------------------
                                                Lisa G. Mulligan
                                                Incorporator